UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2005

 ____________________________________________________

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

 ____________________________________________________

Delaware	000-26309	98-0200741
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

4235 Commerce Street
Little River, South Carolina	29566
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-2500

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 15, 2005, the Registrant completed sales of unregistered securities under the Securities Act, which constituted over 5% of the number of shares outstanding. The Registrant sold 15 units consisting of 1,500,000 shares of its restricted common stock and 750,000 series C warrants to purchase shares of its common stock at $0.25 per share through December 31, 2008 to 5 accredited investors for a total purchase price of $112,500, all of which was paid in cash. The Registrant believes that the issuance and sale of the units was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506. The units were sold directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the units were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. The Registrant reasonably believed that the recipients, immediately prior to the sale of the units, had such knowledge and experience in their financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with the Registrant’s management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By:/s/William E. Prince
William E. Prince, President

Date: September 19, 2005